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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) March 25, 2009
                                                        -----------------

                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

             112 Middle Road, #08-01 Midland House, Singapore 188970
          -------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 2.06 MATERIAL IMPAIRMENTS.

         On March 25, 2009, the Board of Directors of Amaru, Inc., a Nevada corporation ("we" or "Registrant") determined that an impairment charge will be recognized as of the end of fiscal year ending December 31, 2008. On March 25, 2009, we were officially notified by a letter dated March 25, 2009, from our legal counsel in Cambodia that the digit games lottery operations were suspended by the Cambodian government. We had previously acquired an 18 year license to conduct nationwide lottery in Cambodia, through our subsidiary, M2B Commerce Limited ("M2B Commerce"). The digit games lottery was operated by Allsports International Ltd, a British Virgin Islands company ("Allsports"). Although it cannot be determined at this time whether the suspension of the digit games lottery is temporary or permanent, the government of Cambodia is currently closing the gaming business by the order of its Ministry of Economy and Finance. In May, 2008, due to the dispute with Allsports, and the subsequent lawsuit filed by the Registrant against Allsports, as previously disclosed in the Registrant's SEC filing, M2B Commerce did not have direct access to the digit games lottery operations. Thus, based on the above, we have impaired the digit games lottery license as of December 31, 2008 in the amount of $3,762,777. Currently, no future cash expenditures are expected. In addition, management and the Board of Directors now believe that all revenues for the year ended 2008 will have to be reversed since the Company's recognition criteria related to the associated revenues were not met. Management has reviewed the previously recognized revenues from the digit games lottery operations and intends to reverse those revenues in the associated period in which they were initially recorded for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.


ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On March 25, 2009, the Registrant's management concluded that the Registrant's interim unaudited consolidated financial statements contained in the Registrant's quarterly reports on Forms 10Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 should no longer be relied upon. The Registrant will reverse the revenues provided by the Registrant's digit games lottery operations from those financial statements and file amended quarterly reports on Form 10Q/A for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 by April 30, 2009.

         Due to the material impairment of the Registrant's asset, the license to operate digit games lottery in Cambodia, as of December 31, 2008 and for that fiscal year, because of the lack of access to the digit games lottery operations in Cambodia, all revenues for the year ended 2008 will have to be reversed since such revenues did not meet the Registrant's recognition criteria. Such revenues would need to be removed from the Registrant's financial statements as previously issued. While the Management was attempting to gain access to Cambodia for its independent registered public accounting firm, Mendoza Berger & Co., LLP to audit the revenues from the Registrant's digit games lottery operations, on March 25, 2009, the Registrant was officially notified by the letter from its legal counsel in Cambodia that the digit games lottery operations were suspended by the Cambodian government, and that no access would be granted to the records of those operations. The Registrant had previously acquired an 18 year license to conduct nationwide lottery in Cambodia, through its subsidiary, M2B Commerce Limited. Although it cannot be determined at this time whether the suspension of the digit games lottery is temporary or permanent, the government of Cambodia is currently closing the gaming business by the order of its Ministry of Economy and Finance.

         The Registrant's management has discussed the matters described in this
Item 4.02(a) with the Board of Directors and the members of the Audit Committee of the Registrant and the Registrant's independent registered public accounting firm, Mendoza Berger.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 30, 2009                        AMARU, INC.


                                             By: /s/ Colin Binny
                                                 -------------------------------
                                                 Colin Binny
                                                 President